Digirad Announces Deadline for Submission of Stockholder Proposals at 2012 Annual Meeting

POWAY, CA -- (Marketwire - June 04, 2012) - Digirad Corporation (NASDAQ: DRAD) today announced that the deadline for stockholders to timely submit to Digirad proposals to be brought before Digirad's 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, is June 12, 2012. Pursuant to Digirad's Amended and Restated Bylaws, the deadline for stockholders to timely submit to Digirad proposals to be brought before the 2012 Annual Meeting of Stockholders (except for proposals pursuant to Rule 14a-8) and to nominate candidates for Digirad's Board of Directors is also June 12, 2012.

About Digirad

Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® is a registered trademark of Digirad Corporation.

Investor Contact

Matt Clawson
Allen & Caron
949-474-4300

Company Contact

Todd Clyde
Chief Executive Officer
858-726-1600